   As filed with the Securities and Exchange Commission on October 6, 2000.
                             Subject to Amendment

                                                      Registration No. 333-60881
================================================================================

                                                     ---------------------------
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 _____________

                       POST-EFFECTIVE AMENDMENT NO. 3 TO
                                   FORM S-8/A
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 _____________

                         McNAUGHTON APPAREL GROUP INC.
            (Exact name of registrant as specified in its charter)

              DELAWARE                                13-3747173
   (State or other jurisdiction of     (I.R.S. Employee Identification No.)
    incorporation or organization)

                                _____________

                              463 Seventh Avenue
                           New York, New York  10018
                   (Address of principal executive offices)

                                 _____________

                         McNAUGHTON APPAREL GROUP INC.
        OPTION BONUS PLAN FOR SENIOR EXECUTIVES OF JJ ACQUISITION CORP.
                           (Full title of the plan)

                                 _____________

                                PETER BONEPARTH
                                   President
                         McNaughton Apparel Group Inc.
                                (212) 947-2960
(Name, address and telephone number, including area code, of agent for service)

                                 _____________

                                   Copy to:
                             BRADLEY P. COST, ESQ.
                                     Torys
                                237 Park Avenue
                           New York, New York  10017

                                 _____________

       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

                                 _____________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
     Title of each         Amount to be       Proposed maximum        Proposed maximum         Amount of
class of securities to be   registered         offering price        aggregate offering      registration
    registered                                 per unit/(1)/             price/(1)/            fee/(1)/
==========================================================================================================
Common Stock, $.01            393,929            $15.375                 $6,056,658            $1,598.96
 par value
==========================================================================================================

/(1)/ Provided for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant's Common Stock on October 5, 2000, as reported on the NASDAQ National Market.

================================================================================

 This Registration Statement is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-60881). See "Explanatory Note."

================================================================================

          The contents of Registration Statement No. 333-60881, pursuant to which the Registrant registered (i) 1,050,000 shares of Common Stock for sale by the Registrant pursuant to options granted under the Registrant's Option Bonus Plan for Senior Executives of JJ Acquisition Corp., (ii) 300,000 shares of Common Stock for sale by the Registrant pursuant to options granted under the Registrant's 1998 Long Term Incentive Plan and (iii) 100,000 shares of Common Stock for sale by the Registrant pursuant to options granted under the Registrant's Stock Option Plan for Non-Employee Directors, are incorporated by reference in this Registration Statement.

                               POWER OF ATTORNEY

          The Registrant and each person whose signature appears below hereby appoints Peter Boneparth as attorney-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 6, 2000.

                         MCNAUGHTON APPAREL GROUP INC.

                         By: /s/ Peter Boneparth
                            -------------------------------------------------
                             Peter Boneparth
                             President, Chief Executive Officer and Director

                         By: /s/ Amanda J. Bokman
                            -------------------------------------------------
                             Amanda J. Bokman
                             Vice President, Chief Financial Officer,
                             Secretary, Treasurer  and Director
                             (Principal Financial and Accounting Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ Sanford Greenberg*          Chairman of the Board and        October 6, 2000
---------------------------     Director
Sanford Greenberg

/s/ Peter Boneparth             President, Chief Executive       October 6, 2000
---------------------------     Officer and Director
Peter Boneparth

/s/ Amanda J. Bokman*           Vice President, Chief            October 6, 2000
---------------------------     Financial Officer, Secretary,
Amanda J. Bokman                Treasurer and Director


/s/ Stuart Bregman*             Director                         October 6, 2000
---------------------------
Stuart Bregman

/s/ Bradley P. Cost*            Director                         October 6, 2000
---------------------------
Bradley P. Cost

/s/ Ben Mayo*                   Director                         October 6, 2000
---------------------------
Ben Mayo

/s/ Robert C. Siegel*           Director                         October 6, 2000
---------------------------
Robert C. Siegel

*/s/ Peter Boneparth                                             October 6, 2000
 --------------------------
  By Power of Attorney

                               EXPLANATORY NOTE

          This Registration Statement is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-60881).

                        CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in the Registration Statement on Form S-8 (333-60881) pertaining to the McNaughton Apparel Group Inc. Option Bonus Plan for Senior Executives of JJ Acquisition Corp., of our report dated January 5, 2000 with respect to the consolidated financial statements and schedule of McNaughton Apparel Group Inc. included in its Annual Report on Form 10-K for the year ended November 6, 1999, filed with the Securities and Exchange Commission.


New York, New York                   /S/ ERNST & YOUNG LLP
October 5, 2000

                              CONSENT OF COUNSEL

          The consent of Torys is contained in its opinion filed as Exhibit 5 to this Registration Statement.

                               INDEX TO EXHIBITS

Number        Description of Exhibit                                                Page
------        ----------------------                                                ----
 5       -    Opinion of Torys                                                       10

23(i)    -    Consent of Ernst & Young LLP (see "Consent of Independent              --
              Auditors" in the Registration Statement)

23(ii)   -    Consent of Torys (contained in Exhibit 5)                              --

24       -    Power of Attorney (see "Power of Attorney" in the Registration         --
              Statement)